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                                                                     Exhibit 5.1

[letterhead]

                               September 7, 1999

VidaMed, Inc.

46107 Landing Parkway
Fremont, CA 94538

Re:  VidaMed, Inc.
     -------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (Registration Statement No. 333-80585) to be filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of a shelf offering of (i) 6,000,000 shares of the Company's common stock, $.001 par value per share (the "Shares"), (ii) 1,500,000 warrants to purchase common stock of the Company (the "Shelf Warrants"), and (iii) 1,500,000 shares of the Company's common stock, $.001 par value per share, issuable upon exercise of the Shelf Warrants (the "Shelf Warrant Shares") (the Shares, Shelf Warrants and Shelf Warrant Shares are referred to collectively as the "Securities").

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments, if any), will have become effective, (ii) with respect to each distribution of the Securities, a supplement to the prospectus contained in the Registration Statement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (iii) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and applicable prospectus supplement, (iv) the consideration the Company receives for the securities will equal or exceed, in the case of the Shares, the par value of the Shares, and, in the case of the Shelf Warrant and Shelf Warrant Shares, the consideration specified by applicable law, and (v) all corporate action necessary to authorize the sale of the Securities, including but not limited to board of director approval, shall have been obtained.

     Based on the foregoing, it is our opinion that the Securities, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                              Very truly yours,

                              /s/ Steven O. Gasser
                              Steven O. Gasser

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